EXHIBIT 10.11



                            FIRST SCIENTIFIC, INC.




                        SECURITIES PURCHASE AGREEMENT




                           Dated as of May 16, 2000

                              TABLE OF CONTENTS

                                                                          Page

Article I - DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . 1
       1.1 Definitions; Interpretation . . . . . . . . . . . . . . . . . . . 1

Article II - ISSUANCE AND SALE OF THE SECURITIES . . . . . . . . . . . . . . 6
       2.1 Authorization of the Securities . . . . . . . . . . . . . . . . . 6
       2.2 Issuance and Sale of the Securities . . . . . . . . . . . . . . . 6
       2.3 Additional Issuances and Sales of the Securities. . . . . . . . . 6

Article III - CLOSING; CLOSING DELIVERIES. . . . . . . . . . . . . . . . . . 7
       3.1 Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
       3.2 Payment for and Delivery of the Securities. . . . . . . . . . . . 8

Article IV - REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . . . . . . . . 8
       4.1 Existence; Qualification; Subsidiaries. . . . . . . . . . . . . . 8
       4.2 Authorization and Enforceability; Issuance of the Securities, the
               Conversion Shares and the Warrant Shares. . . . . . . . . . . 8
       4.3 Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . 9
       4.4 Private Sale. . . . . . . . . . . . . . . . . . . . . . . . . . .10
       4.5 Financial Statements; Disclosure. . . . . . . . . . . . . . . . .10
       4.6 Absence of Certain Changes. . . . . . . . . . . . . . . . . . . .11
       4.7 Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . .12
       4.8 Licenses, Compliance with Law, Other Agreements, Etc. . . . . . .12
       4.9 Third-Party Approvals . . . . . . . . . . . . . . . . . . . . . .13
       4.10 No Undisclosed Liabilities . . . . . . . . . . . . . . . . . . .13
       4.11 Tangible Assets. . . . . . . . . . . . . . . . . . . . . . . . .13
       4.12 Inventory. . . . . . . . . . . . . . . . . . . . . . . . . . . .13
       4.13 Owned Real Property. . . . . . . . . . . . . . . . . . . . . . .13
       4.14 Real Property Leases . . . . . . . . . . . . . . . . . . . . . .13
       4.15 Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . .13
       4.16 Intellectual Property. . . . . . . . . . . . . . . . . . . . . .14
       4.17 Employees. . . . . . . . . . . . . . . . . . . . . . . . . . . .14
       4.18 Transactions With Affiliates . . . . . . . . . . . . . . . . . .15
       4.19 Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
       4.20 Other Investors. . . . . . . . . . . . . . . . . . . . . . . . .15
       4.21 Investment Company . . . . . . . . . . . . . . . . . . . . . . .15
       4.22 Certain Fees . . . . . . . . . . . . . . . . . . . . . . . . . .15
       4.23 Solicitation Materials . . . . . . . . . . . . . . . . . . . . .16
       4.24 Registration Rights; Rights of Participation . . . . . . . . . .16
       4.25 Seniority. . . . . . . . . . . . . . . . . . . . . . . . . . . .16
       4.26 Reservation of Common Stock. . . . . . . . . . . . . . . . . . .16
       4.27 Covenant as to Common Stock. . . . . . . . . . . . . . . . . . .16
       4.28 Payment of Series 2000-A Preferred Stock . . . . . . . . . . . .17
       4.29 Stay, Extension and Usury Laws . . . . . . . . . . . . . . . . .17
       4.30 Continued Existence. . . . . . . . . . . . . . . . . . . . . . .17
       4.31 Further Assurances . . . . . . . . . . . . . . . . . . . . . . .17
       4.32 Restricted Payments. . . . . . . . . . . . . . . . . . . . . . .17
       4.33 Successors . . . . . . . . . . . . . . . . . . . . . . . . . . .17

Article V - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. . . . . . . . .17
       5.1 Authorization and Enforceability. . . . . . . . . . . . . . . . .17
       5.2 Purchaser's Ability to Perform. . . . . . . . . . . . . . . . . .18

Article VI - COMPLIANCE WITH SECURITIES LAWS . . . . . . . . . . . . . . . .18
       6.1 Investment Intent of the Purchaser. . . . . . . . . . . . . . . .18
       6.2 Status of Securities. . . . . . . . . . . . . . . . . . . . . . .18
       6.3 Accredited Investor Status. . . . . . . . . . . . . . . . . . . .18
       6.4 Access to Information . . . . . . . . . . . . . . . . . . . . . .18
       6.5 Transfer of Securities, Conversion Shares and Warrant Shares. . .18
       6.6 Right of First Refusal. . . . . . . . . . . . . . . . . . . . . .19

Article VII - CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . .19
       7.1 Conditions Precedent. . . . . . . . . . . . . . . . . . . . . . .19
       7.2 Closing Deliveries to the Company . . . . . . . . . . . . . . . .21

Article VIII - COVENANTS OF THE COMPANY. . . . . . . . . . . . . . . . . . .22
       8.1 Restricted Actions. . . . . . . . . . . . . . . . . . . . . . . .22
       8.2 Required Actions. . . . . . . . . . . . . . . . . . . . . . . . .22
       8.3 Reservation of Common Stock . . . . . . . . . . . . . . . . . . .24
       8.4 Payments Free of Withholding. . . . . . . . . . . . . . . . . . .25

Article IX - REGISTRATION RIGHTS . . . . . . . . . . . . . . . . . . . . . .25
       9.1 Registration Rights . . . . . . . . . . . . . . . . . . . . . . .25
       9.2 Piggyback Registration Rights . . . . . . . . . . . . . . . . . .25

Article X - SURVIVAL . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
       10.1 Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . .26

Article XI - INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . .26
       11.1 Indemnification. . . . . . . . . . . . . . . . . . . . . . . . .26

Article XII - ARBITRATION. . . . . . . . . . . . . . . . . . . . . . . . . .27
       12.1 Arbitration. . . . . . . . . . . . . . . . . . . . . . . . . . .27

Article XIII - GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . .27
       13.1 Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . .27
       13.2 Consent to Jurisdiction; Service of Process And Venue. . . . . .27
       13.3 Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . .27
       13.4 Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
       13.5 Amendment and Waiver . . . . . . . . . . . . . . . . . . . . . .27
       13.6 Severability . . . . . . . . . . . . . . . . . . . . . . . . . .28
       13.7 Successors and Assigns . . . . . . . . . . . . . . . . . . . . .28
       13.8 No Third Party Beneficiaries . . . . . . . . . . . . . . . . . .28
       13.9 Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
       13.10 Purchaser Fees and Expenses . . . . . . . . . . . . . . . . . .29
       13.11 Remedies Cumulative . . . . . . . . . . . . . . . . . . . . . .30
       13.12 Timeliness. . . . . . . . . . . . . . . . . . . . . . . . . . .30
       13.13 Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . .30


SCHEDULES

Schedule 4.1          Subsidiaries
Schedule 4.2          Existing Indebtedness
Schedule 4.3          Capitalization
Schedule 4.6(a)       Certain Changes
Schedule 4.6(c)       Places of Business
Schedule 4.7          Litigation
Schedule 4.13         Owned Real Property
Schedule 4.16         Intellectual Property
Schedule 4.18         Transactions with Affiliates
Schedule 4.19         Taxes
Schedule 4.20         Other Investors
Schedule 4.25         Registration Rights


EXHIBITS

Exhibit A             Certificate of Designation of Series 2000-A Preferred
                      Stock
Exhibit B             Form of Warrant

                        SECURITIES PURCHASE AGREEMENT


       SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of May 16, 2000, by and between FIRST SCIENTIFIC, INC.(the "Company"), a Delaware corporation with an address at 1877 West 2800 South, Suite 200, Ogden, Utah 84401; and ASPEN CAPITAL RESOURCES, LLC or its assigns (the "Purchaser"), a Utah limited liability company with an address at 8989 South Schofield Circle, Sandy, Utah 84093.

       The Company desires to issue to the Purchaser and the Purchaser desires to purchase from the Company, upon the terms and subject to the conditions set forth herein, (i) the Series 2000-A Preferred Stock (as defined herein) of the Company and (ii) the Warrants (as defined herein) of the Company.

       In consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties hereto agree as follows:

                           Article I - DEFINITIONS

       1.1 Definitions; Interpretation. For purposes of this Agreement, the following terms have the indicated meanings:

       "Affiliate" of a Person means any officer, director or employee of the Company and any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either (i) to vote 10% or more of the Capital Stock having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

       "Capital Stock" of any Person shall mean any and all shares, interests (including membership and economic interests in a limited liability company), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity prior to such conversion.

       "Capitalized Lease" means any lease which is required under GAAP to be capitalized on the balance sheet of the lessee.

       "Capitalized Lease Obligation" means obligations for the payment of rent for any Capitalized Lease; for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

       "Certificate of Designation" mean the Certificate of Designation of Series 2000-A Preferred Stock of the Company, set forth as Exhibit A hereto, as the same may be amended from time to time.

       "Code" means the Internal Revenue Code of 1986, as amended.

       "Common Stock" means, collectively, the Company's Common Stock, $.001 par value per share, and any Capital Stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

       "Confidential Information" means any proprietary information concerning the Company's business other than information that (i) was already known to the Person having a duty to keep confidential such information on a nonconfidential basis prior to the time of disclosure, (ii) is or becomes generally available to the public through no act or omission of such Person or (iii) becomes available to such Person on a nonconfidential basis from a source other than any party hereto (or any agent or representative thereof) if such source was not under a prohibition against disclosing the information or otherwise bound by a confidentiality agreement with respect thereto.

       "Conversion Shares" means shares of Common Stock issued or issuable upon conversion of the Preferred Shares, whether or not a Preferred Share is presently convertible; provided, that if there is a change such that the securities issuable upon conversion of the Preferred Shares are issued by an entity other than the Company or there is a change in the securities so issuable, then the term "Conversion Shares" shall mean shares of the security issuable upon conversion of the Preferred Shares if such securities are issuable in shares, or shall mean the equivalent units in which such security is issuable if such security is not issuable in shares.

       "Current Balance Sheet" means the unaudited balance sheet of the Company as at March 31, 2000.

       "Dividend Shares" means shares of Preferred Stock issued pursuant to
Section 2 of the Certificate of Designation.

       "Exchange Act" means the Securities Exchange Act of 1934, as amended.

       "Fair Market Value" means the closing bid price of a share of Common Stock quoted on the NASDAQ Stock Market System or reported on the NASD's OTC Bulletin Board. However, until a share of Common Stock is first quoted on the NASDAQ Stock Market System or reported on the NASD's OTC Bulletin Board after the date of this Agreement, "Fair Market Value" means $3.00 per share.

       "Financial Statements" means (i) the unaudited consolidated balance sheets of the Company as at March 31, 2000 and 1999, and the related unaudited consolidated statements of operations, consolidated statements of cash flows and consolidated statements of stockholders' equity (deficit) for the quarterly periods then ended, and (ii) the audited consolidated balance sheets of the Company as at December 31, 1999 and 1998, and the related audited consolidated statements of operations, consolidated statements of cash flows and consolidated statements of stockholders' equity (deficit) for the fiscal year periods then ended, all as filed with the Securities and Exchange Commission on the date of this Agreement.

       "GAAP" means United States generally accepted accounting principles as in effect from time to time, consistently applied.

       "Governmental Agency" means any federal, state, local, foreign or other governmental agency, instrumentality, commission, authority, board or body and the National Association of Securities Dealers.

       "Hedging Agreement" means any interest rate swap, collar, cap, floor or forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of the Company, and any confirming letter executed pursuant to such agreement, all as amended, supplemented, restated or otherwise modified from time to time.

       "includes" and "including" mean includes and including, without limitation.

       "Indebtedness" means, without duplication, as to any Person (i) indebtedness for borrowed money; (ii) indebtedness for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of business and payable in accordance with customary practices); (iii) indebtedness evidenced by bonds, notes, debentures or other similar instruments (other than performance, surety and appeal or other similar bonds arising in the ordinary course of business); (iv) obligations and liabilities secured by a Lien upon property owned by such Person, whether or not owing by such Person and even though such Person has not assumed or become liable for the payment thereof; (v) obligations and liabilities directly or indirectly guaranteed by such Person; (vi) obligations or liabilities created or arising under any conditional sales contract or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession of such property; (vii) Capitalized Lease Obligations; (viii) all liabilities in respect of letters of credit, acceptances and similar obligations created for the account of such Person; and (ix) net liabilities of such Person under Hedging Agreements and foreign currency exchange agreements, as calculated on a basis satisfactory to the Purchaser and in accordance with accepted practice.

       "Initial Closing" and "Additional Closing" have the meanings set forth in Section 3.1.

       "Initial Closing Date" and "Additional Closing Dates" have the meanings set forth in Section 3.1.

       "Intellectual Property" means all domestic and foreign patents, patent applications, disclosures, industrial designs, discoveries and inventions; trademarks, service marks, trade dress, trade names, d/b/a's, Internet domain names and corporate names and all goodwill associated therewith; published and unpublished works of authorship, copyrights; registrations, applications and renewals for any of the foregoing; trade secrets, Confidential Information, know-how, technical and computer data, databases, proprietary information, documentation and software, financial, business and marketing plans, customer and supplier lists and all other intellectual property and proprietary rights; and all copies and tangible embodiments of the foregoing.

       "IRS" means the Internal Revenue Service.

       "knowledge" or "know" when used with respect to the Company means the knowledge of the senior management (vice president or senior) of the Company, or any other management personnel that has had significant involvement in the business and affairs of the Company.

       "Liability" means any liability or obligation (whether absolute or contingent, liquidated or unliquidated or due or to become due).

       "Lien" means any mortgage, deed of trust, pledge, lien, security interest, charge, encumbrance, security arrangement, restriction, covenant, encroachment or other title imperfection of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

       "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), prospects or results of operations of the Company and its Subsidiaries taken as a whole.

       "Material Adverse Effect" means any material adverse effect on (i) the business, condition (financial or otherwise), prospects or results of operations of the Company and its Subsidiaries taken as a whole, or (ii) any of the transactions contemplated hereby or by the Related Documents.

       "ordinary course of business" means the ordinary course of business of the Company consistent with past practice (including with respect to quantity, quality and frequency).

       "Person" means any individual, partnership, joint venture, corporation, trust, unincorporated organization or other entity.

       "Preferred Shares" has the meaning set forth in Section 2.1.

       "Preferred Stock" means the Series 2000-A Preferred Stock, $.001 par value per share, of the Company.

       "Related Documents" means all documents and instruments to be executed or adopted by the Company in connection herewith, including without limitation each of the Preferred Shares, each of the Warrants and all other documents and instruments to be executed or adopted by the Company pursuant thereto.

       "SEC" means the Securities and Exchange Commission.

       "Securities" has the meaning given that term in Section 2.1.

       "Securities Act" means the Securities Act of 1933, as amended.

       "Subsidiary" means any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company. For purposes hereof, the Company shall be deemed to have a majority ownership interest in a partnership, association or other business entity if the Company, directly or indirectly, is allocated a majority of partnership, association or other business entity gains or losses, or is or controls the managing director or general partner of such partnership, association or other business entity.

       "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section59A), customs duties, Capital Stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

       "Tax Returns" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

       "Warrants" means the Warrants of the Company exercisable for shares of Common Stock, to be issued by the Company on the Closing Date and each Additional Closing Date, substantially in the form of Exhibit B hereto.

       "Warrant Shares" means shares of the Common Stock obtained or obtainable upon exercise of the Warrants, whether or not a Warrant is presently exercisable; provided, that if there is a change such that the securities issuable upon exercise of the Warrants are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term "Warrant Shares" shall mean shares of the security issuable upon exercise of the Warrants if such security is issuable in shares, or shall mean the equivalent units in which such security is issuable if such security is not issuable in shares.



               Article II - ISSUANCE AND SALE OF THE SECURITIES

       2.1 Authorization of the Securities. The Company has authorized the issuance and sale to the Purchaser, on the terms and subject to the conditions of this Agreement, of (a) its Preferred Stock in an aggregate amount of up to 4,000 shares and containing the terms and conditions and in the form of the Certificate of Designation set forth in Exhibit "A" attached hereto (the "Preferred Shares"), and (b) its Warrants containing the terms and conditions and in the form of the Warrant set forth in Exhibit "B" attached hereto (the "Warrants and, together with the Preferred Shares, the "Securities"). The Preferred Shares are convertible into and the Warrants are exercisable for shares of the Company's Common Stock.

       2.2 Issuance and Sale of the Securities. At the Initial Closing, on the terms and subject to the conditions of this Agreement, the Company shall issue to the Purchaser and the Purchaser shall purchase from the Company (a) 1,000 Preferred Shares for aggregate consideration of $1,000,000.00, and (b) Warrants initially exercisable for the purchase of the aggregate number of Warrant Shares to be determined by dividing the aggregate Stated Value of the Preferred Shares, in connection with which such Warrants are issued, by the Conversion Price (as defined in the Certificate of Designation) of such Preferred Shares determined as of the date which is the earlier of (x) the date which is six (6) months after the date of this Agreement, (y) the Redemption Date (as defined in the Certificate of Designation) of such Preferred Shares, or (z) the Conversion Date (as defined in the Certificate of Designation) of such Preferred Shares.

       2.3 Additional Issuances and Sales of the Securities.

       On or before the date which is 30 days after the Initial Closing Date, on the terms and subject to the conditions of this Agreement, the Company shall issue to the Purchaser and the Purchaser shall purchase from the Company (a) 1,000 Preferred Shares for aggregate consideration of $1,000,000.00, and (b) Warrants initially exercisable for the purchase of the aggregate number of Warrant Shares calculated as provided in Section 2.2 above with respect to such additional Preferred Shares.

       On or before the date which is 60 days after the Initial Closing Date, on the terms and subject to the conditions of this Agreement, the Company shall issue to the Purchaser and the Purchaser shall purchase from the Company (a) 1,000 Preferred Shares for aggregate consideration of $1,000,000.00, and (b) Warrants initially exercisable for the purchase of the aggregate number of Warrant Shares calculated as provided in Section 2.2 above with respect to such additional Preferred Shares.

       On or before the date which is 90 days after the Initial Closing Date, on the terms and subject to the conditions of this Agreement, the Company shall issue to the Purchaser and the Purchaser shall purchase from the Company (a) 500 Preferred Shares for aggregate consideration of $500,000.00, and (b) Warrants initially exercisable for the purchase of the aggregate number of Warrant Shares calculated as provided in Section 2.2 above with respect to such additional Preferred Shares.

       On or before the date which is 120 days, after the Initial Closing Date, on the terms and subject to the conditions of this Agreement, the Company shall issue to the Purchaser and the Purchaser shall purchase from the Company (a) 500 Preferred Shares for aggregate consideration of $500,000.00, and (b) Warrants initially exercisable for the purchase of the aggregate number of Warrant Shares calculated as provided in Section 2.2 above with respect to such additional Preferred Shares.

       Notwithstanding the foregoing, the Purchaser shall have no obligation to purchase any Securities in connection with any additional issuance and sale of the Securities pursuant to this Section 2.3, provided that the Purchaser may in its sole discretion purchase such Securities, (a) if the Company is in default or has breached any of its obligations under this Agreement or any of the Related Documents, (b) if an Event of Noncompliance has occurred under the Certificate of Designation, or (c) if, after the first date upon which the Company's Common Stock is quoted in the NASDAQ Stock Market System or reported on the NASD's OTC Bulletin Board, the average of the closing bid prices for the Company's Common Stock for twenty-two (22) consecutive trading days, as quoted in the NASDAQ Stock Market System or reported on the NASD's OTC Bulletin Board, is less than or equal to $2.00 per share.

       Notwithstanding the foregoing, the Purchaser shall have no obligation to purchase any Securities in connection with any additional issuance and sale of the Securities pursuant to this Section 2.3 if, and to the extent, such purchase would result in the Purchaser becoming directly or indirectly the beneficial owner of more than 9.9% of the Common Stock of the Company.



                  Article III - CLOSING; CLOSING DELIVERIES

       3.1 Closing. The closing of the transactions contemplated by Section
2.2 of this Agreement (the "Initial Closing") shall take place at 10:00 a.m. on May 16, 2000, at the offices of Evans & Swensen, P.C., 136 South Main Street, Suite 318, Salt Lake City, Utah 84101 or at such other date, time and/or place as shall be agreed upon by the parties hereto. The date upon which the Initial Closing occurs is referred to herein as the "Initial Closing Date." The closings of the transactions contemplated by Section 2.3 of this Agreement (the "Additional Closings") shall take place on the dates indicated therein and at such times and/or places as shall be agreed upon by the parties hereto. The dates upon which the Additional Closings occur are referred to herein as the "Additional Closing Dates."



       3.2 Payment for and Delivery of the Securities. At the Initial Closing, the Company shall issue and deliver to the Purchaser, (a) a stock certificate for 1,000 Preferred Shares, against payment by the Purchaser, by check or wire transfer of immediately available funds to the account designated by the Company, of $900,000.00 (net of 10% placement fee payable to Aspen Capital Resources, LLC pursuant to Section 12.10), and (b) duly issued Warrants initially exercisable for the purchase of the number of Warrant Shares calculated as provided in Section 2.2 above with respect to such Preferred Shares. At each Additional Closing, the Company shall issue and deliver to the Purchaser, (a) stock certificates for the number of Preferred Shares specified pursuant to Section 2.3, against payment by the Purchaser, by check or wire transfer of immediately-available funds to the account designated by the Company, of the price of the Preferred Shares (net of a 10% placement fee payable to Aspen Capital Resources, LLC pursuant to
Section 12.10), and (b) duly issued Warrants exercisable for the purchase of the number of Warrant Shares calculated as provided in Section 2.2 above with respect to such additional Preferred Shares.

          Article IV - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

       The Company hereby represents and warrants to Purchaser as follows:

       4.1 Existence; Qualification; Subsidiaries. Each of the Company and its Subsidiaries is a corporation, partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation and has full corporate or partnership power and authority, as the case may be, to conduct its business and own and operate its properties as now conducted, owned and operated. The copies of the Certificate of Incorporation, as amended, and By-Laws of the Company and all amendments thereto previously delivered to the Purchaser are true, correct and complete copies of such documents. The Company and each Subsidiary is licensed or qualified as a foreign corporation, partnership or limited liability company and is in good standing in all jurisdictions where such person is required to be so licensed or qualified, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect. Except as set forth on SCHEDULE 4.1, the Company has no Subsidiaries and owns no Capital Stock or other securities of, and has not made any other investment in, any other entity. All of the issued shares of Capital Stock, partnership interests or membership interests, as the case may be, of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or adverse claims.

       4.2 Authorization and Enforceability; Issuance of the Securities, the Conversion Shares and the Warrant Shares.

        (a) The Company has full power and authority and has taken all required corporate and other action necessary to permit it to execute and deliver this Agreement and the Related Documents and to carry out the terms hereof and thereof and to issue and deliver the Securities, the Conversion Shares and the Warrant Shares, and none of such actions will violate any provision of the Certificate of Incorporation of the Company, the By-Laws of the Company or of any applicable law, regulation, order, judgment or decree or rule of any stock exchange where the Company's Common Stock is listed or market in which the Company's Common Stock is quoted, or result in the breach of or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under any material agreement (including the Company's current secured debt instruments set forth on SCHEDULE 4.2 (the "Existing Indebtedness")), instrument or understanding to which the Company is a party or by which it is bound or by which it will become bound as a result of the transactions contemplated by this Agreement. This Agreement, each of the Related Documents and all other agreements and instruments contemplated hereby to which the Company is a party, have been duly executed and delivered by the Company and each constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application related to the enforcement of creditor's rights generally and (ii) general principles of equity.

        (b) The execution, delivery and performance of this Agreement, each of the Related Documents and all other agreements and instruments contemplated hereby to which the Company is a party have been duly authorized by the Company. The Conversion Shares and the Warrant Shares, will be fully paid and nonassessable. The Conversion Shares and the Warrant Shares have been duly reserved for issuance upon conversion of the Preferred Shares and exercise of the Warrants, as the case may be, and, when so issued, will be duly authorized, validly issued and outstanding, fully paid and nonassessable shares of Common Stock. Neither the issuance and delivery of any Conversion Shares upon conversion of any Preferred Shares nor the issuance and delivery of any Warrant Shares upon exercise of the Warrants is subject to any preemptive right of any stockholder of the Company or to any right of first refusal or other similar right in favor of any Person.


       4.3 Capitalization. The authorized Capital Stock of the Company consists of (a) 50,000,000 shares of Common Stock, par value $.001 per share, of which, as of the date of this Agreement, 20,735,437 shares were issued and outstanding, and 3,807,834 shares are reserved for issuance upon the exercise of certain stock options and warrants, and (b) 1,000,000 shares of preferred stock, par value $.001 per share, of which, as of the date of this Agreement, no shares are issued and outstanding. All of the outstanding Capital Stock has been validly issued and is fully paid and nonassessable and has been issued in compliance with all applicable securities laws (including the provisions of the Securities Act and the rules and regulations promulgated thereunder). Except as set forth in SCHEDULE 4.3, there are no options, convertible securities, warrants, calls, pledges, transfer restrictions (except restrictions imposed by federal and state securities laws), voting restrictions, liens, rights of first offer, rights of first refusal, antidilution provisions or commitments of any character relating to any issued or unissued shares of Capital Stock of the Company other than as contemplated in the Related Documents. Except as contemplated by this Agreement and the Related Documents or as set forth in SCHEDULE 4.3 AND SCHEDULE 4.25, there are no preferential rights applicable to the issuance and sale of the Securities, the Conversion Shares and the Warrant Shares.

       4.4 Private Sale. Assuming the accuracy of the representations and warranties made by recipients of the Company's Capital Stock in connection with the acquisition of such Capital Stock, the Company has not violated any applicable federal or state securities laws in connection with the offer, sale and issuance of any of its Capital Stock. Subject to the accuracy of the Purchaser's representations contained herein, neither the offer, sale and issuance of the Securities hereunder nor the issuance and delivery of any Conversion Shares upon conversion of any Preferred Shares or any Warrant Shares upon exercise of any Warrants requires registration under the Securities Act or any state securities laws.

       4.5 Financial Statements; Disclosure.

        (a) As of the date of this Agreement, the Financial Statements (together with the notes thereto, as applicable), (i) are true, correct and complete in all material respects, (ii) are in accordance with the books and records of the Company and (iii) fairly present the financial condition and results of operations of the Company as of the dates and for the periods indicated in accordance with GAAP, except that the unaudited balance sheets and related financial statements do not contain an auditors' opinion and do not contain footnotes and are subject to normal, recurring year-end audit adjustments which are not material.

        (b) This Agreement together with the schedules, attachments, exhibits, written statements and certificates supplied to the Purchaser by or on behalf of the Company with respect to the transactions contemplated hereby does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading. There is no fact which has not been disclosed to the Purchaser of which the Company has knowledge, and which has had or could reasonably be anticipated to have a Material Adverse Effect.

        (c) As of its filing date, each document filed with the SEC by the Company, as amended or supplemented prior to the date of this Agreement or any Additional Closing Date, if applicable, pursuant to the Securities Act and/or the Exchange Act, true and correct copies of which have been given to the Purchaser, (i) complied in all material respects with the applicable requirements of the Securities Act and/or Exchange Act and (ii) did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each final registration statement filed with the SEC by the Company pursuant to the Securities Act, as of the date such statement became effective (i) complied in all material respects with the applicable requirements of the Securities Act and (ii) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus, in light of the circumstances under which they were made).

       4.6 Absence of Certain Changes.

        (a) Except as set forth in SCHEDULE 4.6(A), since the date of the Current Balance Sheet, neither the Company nor any Subsidiary has:

               (i) incurred any Liabilities other than current Liabilities incurred, or obligations under contracts entered into, in the ordinary course of business and for individual amounts not greater than $250,000;

               (ii) paid, discharged or satisfied any claim, Lien or Liability, other than any claim, Lien or Liability (A) reflected or reserved against on the Current Balance Sheet and paid, discharged or satisfied in the ordinary course of business since the date of the Current Balance Sheet or (B) incurred and paid, discharged or satisfied since the date of the Current Balance Sheet, in each case in the ordinary course of business;

               (iii) sold, leased, assigned or otherwise transferred any of its assets, tangible or intangible (other than sales of inventory in the ordinary course of business and use of supplies in the ordinary course of business);

               (iv) permitted any of its assets, tangible or intangible, to become subject to any Lien;

               (v) written off as uncollectible any accounts receivable other than (A) in the ordinary course of business or (B) for amounts not greater than $50,000 in the aggregate;

               (vi) terminated or amended or suffered the termination or amendment of, or other than in the ordinary course of business, failed to perform in all material respects all of its obligations or suffered or permitted any material default to exist under, any material agreement, license or permit;

               (vii) suffered any damage, destruction or loss of tangible property (whether or not covered by insurance) which in the aggregate exceeds $100,000;

               (viii) made any loan (other than intercompany advances) to any other Person (other than advances to employees in the ordinary course of business which do not exceed $10,000 individually or $50,000 in the aggregate);

               (ix) canceled, waived or released any debt, claim or right in an amount or having a value exceeding $100,000;

               (x) paid any amount to or entered into any agreement, arrangement or transaction with, or any series of agreements, arrangements or transactions with, any Affiliate (including its officers, directors and employees) having a value of in excess of $50,000 in the aggregate (other than as Company-wide employee benefits or termination benefits paid in the ordinary course of business);

               (xi) declared, set aside, or paid any dividend or distribution with respect to its Capital Stock or redeemed, purchased or otherwise acquired any of its Capital Stock;

               (xii) other than in the ordinary course of business or under existing contractual terms or obligations, granted any increase in the compensation of any officer or employee or made any other change in employment terms of any officer or employee;

               (xiii) made any change in any method of accounting or accounting practice;

               (xiv) suffered or caused any other occurrence, event or transaction outside the ordinary course of business or which could have a Material Adverse Effect; or

               (xv) agreed, in writing or otherwise, to any of the foregoing.

        (b) Since the date of the Current Balance Sheet, there has been no Material Adverse Change.

        (c) SCHEDULE 4.6(C) hereto sets forth a complete and accurate list as of the date hereof of (i) each place of business of the Company and each of its Subsidiaries and (ii) the chief executive office of the Company and each of its Subsidiaries.

        4.7 Litigation. Except as set forth in SCHEDULE 4.7, no claim, suit, proceeding or investigation is proceeding, pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any officer or director thereof or the Company's or the Subsidiaries' business which if decided adversely to any such person could have a Material Adverse Effect.

       4.8 Licenses, Compliance with Law, Other Agreements, Etc. Each of the Company and its Subsidiaries has all material franchises, permits, licenses and other rights to allow it to conduct its business and is not in violation, in any material respects of any order or decree of any court, or of any law, order or regulation of any Governmental Agency, or of the provisions of any contract or agreement to which it is a party or by which it is bound, and neither this Agreement nor the Related Documents nor the transactions contemplated hereby or thereby will result in any such violation. Each of the Company's and its Subsidiary's business has been conducted in compliance with all federal, state and local laws, ordinances, rules and regulations, in all material respects. To the knowledge of the Company, conditions or events of non-compliance with respect to the Company's licensees that would have a Material Adverse Effect on the Company or its contractual relationships with its licensees.

       4.9 Third-Party Approvals. Assuming the accuracy of the representations and warranties of the Purchaser contained in this Agreement, the Company is not required to obtain any order, consent, approval or authorization of, or to make any declaration or filing with, any Governmental Agency or other third party (including under any state securities or "blue sky" laws) in connection with the execution and delivery of this Agreement or the Related Documents, or the consummation of the transactions contemplated hereby or thereby to occur on the Initial Closing Date or any Additional Closing Date.

       4.10 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any material Liabilities except (i) as and to the extent of the amounts reflected or reserved against on the Current Balance Sheet and
(ii) liabilities and obligations incurred in the ordinary course of business since the date thereof that in the aggregate could not result in a Material Adverse Effect.

       4.11 Tangible Assets. Each of the Company and its Subsidiaries has good and marketable title to, or valid leasehold interests in, all material tangible assets used or reasonably necessary in connection with the conduct of its business.

       4.12 Inventory. All inventory of each of the Company and its Subsidiaries, whether reflected on the Current Balance Sheet or otherwise, consists of a quality and quantity usable or salable in the ordinary course of business, subject to defect or obsolescence consistent with the Company's historical experience.

       4.13 Owned Real Property. Set forth on SCHEDULE 4.13 is a true and correct description of all real property owned by the Company and its Subsidiaries. The Company and each of its Subsidiaries has good and marketable title in fee simple, free and clear of all Liens, to all of the real property owned by the Company and each of its Subsidiaries.

       4.14 Real Property Leases. There exists no event of default (nor any event which with notice or lapse of time would constitute an event of default) with respect to the Company, any Subsidiary and, to the Company's knowledge, with respect to any other party thereto under any agreement pursuant to which the Company is the lessee or lessor of any real property, except for such defaults and defects in enforceability as could not in the aggregate be expected to have a Material Adverse Effect, and all such agreements are in full force and effect and enforceable against the lessor or lessee in accordance with their terms except for such defaults and defects in enforceability as could not in the aggregate be expected to have a Material Adverse Effect.

       4.15 Agreements. Neither the Company nor any Subsidiary is in default, nor to the knowledge of the Company is there any basis for a valid claim of default, and to the Company's knowledge no event has occurred which, with notice or lapse of time, would constitute a default, under any agreement, arrangement or understanding to which the Company or any Subsidiary is a party, and to the knowledge of the Company, no Person other than the Company is in default under any such agreement, in each case other than defaults which in the aggregate could not be expected to have a Material Adverse Effect. Additionally, neither the Company nor any Subsidiary is party to any agreement the performance of which in accordance with its terms (including any termination provision thereof) could be expected to have a Material Adverse Effect.

       4.16 Intellectual Property. SCHEDULE 4.16 sets forth a complete list of (i) all patented, registered, applied for or otherwise material Intellectual Property owned, filed or used by the Company; and (ii) all trade names and material unregistered trademarks and other designations used by the Company in connection with its business. The Company owns and possesses all right, title and interest in and to, or has a valid and enforceable license to use, all Intellectual Property used by the Company in its business as currently conducted and as currently proposed to be conducted. No claim by any third party contesting the validity, enforceability, use or ownership of Intellectual Property owned, held or used by the Company has been made or, to the knowledge of the Company, is threatened. To the knowledge of the Company, neither it nor its indemnitees has violated or misappropriated the Intellectual Property of any third party and no third party has violated or misappropriated Intellectual Property owned, held or used by the Company. No claim by any third party has been asserted, or to the knowledge of the Company threatened, that the Company or its indemnitees is violating or misappropriating Intellectual Property. To the knowledge of the Company, all Intellectual Property owned or held by the Company is valid, subsisting and enforceable, and all such Intellectual Property is free of all Liens, and, except as set forth on SCHEDULE 4.16, is fully assignable by the Company to any Person, without payment, consent of any Person or other condition or restriction. The Company has taken all reasonable measures to protect the secrecy, confidentiality and value of all Confidential Information, proprietary information and trade secrets owned, held or used by the Company (including, without limitation, entering into appropriate confidentiality agreements with all officers, directors, employees, and other Persons with access to such information and trade secrets). To the knowledge of the Company, such information and trade secrets have not been disclosed to any Persons other than Company employees or Company contractors who had a need to know and use such information and trade secrets in the ordinary course of employment or contract performance and who executed appropriate confidentiality agreements.

       4.17 Employees. The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strike, material grievance, material claim of unfair labor practice or other collective bargaining dispute. To the knowledge of the Company there is no organizational effort being made or threatened by or on behalf of any labor union with respect to its employees. To the knowledge of the Company, it has not committed any unfair labor practice or violated any federal, state or local law or regulation regulating employers or the terms and conditions of its employees' employment, including laws regulating employee wages and hours, employment discrimination, employee civil rights, equal employment opportunity and employment of foreign nationals, except for such violations as could not be expected to have a Material Adverse Effect.

       4.18 Transactions With Affiliates. Except as set forth on SCHEDULE 4.18, neither the Company nor any Subsidiary is party to any agreement, arrangement or transaction or series of agreements, arrangements or transactions with any Affiliate which agreements, arrangements, transactions and series of transactions in the aggregate have a value over $50,000 (other than as Company-wide employee benefits paid in the ordinary course of business).

       4.19 Taxes.

        (a) Except as disclosed on SCHEDULE 4.19, each of the Company and its Subsidiaries has filed all Tax Returns that it was required to file, and has paid all Taxes due with respect to the periods covered by such Tax Returns.

        (b)None of the Company and its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal Tax Return (other than a group the common parent of which was the Company) or (ii) has any Liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Treas. Reg. Section1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

        (c) Each of the Company and its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

        (d) Except as set forth on SCHEDULE 4.19, there is no dispute or claim concerning any Tax Liability of any of the Company and its Subsidiaries either (i) claimed or raised by any authority in writing or
(ii) as to which any of the directors and officers (and employees responsible for Tax matters) of the Company and its Subsidiaries has knowledge based upon personal contact with any agent of such authority.

       4.20 Other Investors. Set forth on SCHEDULE 4.20 is a list of all stockholders (including option and convertible security holders) of the Company who as of the date hereof, based on SEC filings of such stockholders, after giving effect to the terms hereof, own more than 5% of the fully diluted common equity of the Company and sets forth such percentage ownership.

       4.21 Investment Company. The Company is not, and is not controlled by or under common control with an affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

       4.22 Certain Fees. Other than fees and expenses due and payable to the Purchaser pursuant to Section 12.4, no fees or commissions will be payable by the Company to any broker, financial advisor, finder, investment banker, or bank with respect to the transactions contemplated by this Agreement. The Purchaser shall not have any obligation with respect to any fees or with respect to any claims made by or on behalf of any Persons for fees of a type contemplated in this section that may be due in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold harmless the Purchaser, its employees, officers, directors, agents and partners, and their respective Affiliates from and against all claims, losses, damages, costs (including attorney's fees) and expenses suffered in respect to any such claimed or existing fees.

        4.23 Solicitation Materials. The Company has not (i) distributed any offering materials to the Purchaser in connection with the offering and sale of the Securities other than its public filings with the SEC, or (ii) solicited any offer to buy or sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D under the Securities Act. None of the information provided to the Purchaser by or on behalf of the Company contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

       4.24 Registration Rights; Rights of Participation. Except as described on SCHEDULE 4.25 hereto, (a) the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the SEC or any other Governmental Agency which has not expired or been satisfied in full and (b) no Person, including, but not limited to, current or former stockholders of the Company, underwriters, brokers or agents, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement or any other related document which has not been waived. None of the rights granted to the Purchaser hereunder and under the Related Documents conflicts with or would cause a default under any of the agreements or arrangements listed on SCHEDULE 4.25 hereto.

       4.25 Seniority. No Capital Stock of the Company whether or not currently outstanding is senior to the Preferred Stock in right of payment, whether with respect to dividends or redemption or upon liquidation, dissolution or otherwise.

       4.26 Reservation of Common Stock. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock or out of the Common Stock held in treasury, the full number of shares of Common Stock as shall from time to time be issuable upon the conversion of all issued and outstanding Series 2000-A Preferred Stock and upon the exercise of all outstanding Warrants.

       4.27 Covenant as to Common Stock. The Company covenants that all shares of Common Stock which may be issued upon conversion of Series 2000-A Preferred Stock, including interest, additional shares of Common Stock and penalties, will upon issue be fully paid and nonassessable and the Company will pay all taxes, liens and charges that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Series 2000-A Preferred Stock pursuant hereto.

       4.28 Payment of Series 2000-A Preferred Stock. The Company shall pay the principal of, and interest on, the Series 2000-A Preferred Stock on the dates and in manner provided herein and in the Series 2000-A Preferred Stock.

       4.29 Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of Series 2000-A Preferred Stock; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any right herein granted to the Purchaser.

       4.30 Continued Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation and will refrain from taking any action that would cause its existence as a corporation to cease, including without limitation any action that would result in the liquidation, winding up or dissolution of the Company.

       4.31 Further Assurances. From time to time the Company will make, execute and deliver to the Purchaser, or cause to be made, executed and delivered to the Purchaser, any and all such further and other instruments and assurances as may be reasonably necessary or proper to carry out the intention of, or to facilitate the performance of, the terms of Series 2000-A Preferred Stock or to secure the rights and remedies hereunder of the Purchaser.

       4.32 Restricted Payments. The Company shall not declare and pay any dividends on its capital stock or redeem, acquire or otherwise retire for value any securities issued by it (other than the Series 2000-A Preferred Stock) unless, at the time of the taking of such action, no breach or default under this Agreement or the Related Documents or event which with notice or lapse of time or both would become an default under this Agreement or the Related Documents has occurred and is continuing.

       4.33 Successors. The Company shall not, whether in a single transaction or through a series of related transactions, consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person unless such Person agrees in writing to assume all obligations of the Company under the Series 2000-A Preferred Stock.

         Article V - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser hereby represents and warrants to the Company as follows:

       5.1 Authorization and Enforceability. The Purchaser has full power and authority and has taken all action necessary to permit it to execute and deliver this Agreement and the other documents and instruments to be executed by it pursuant hereto and to carry out the terms hereof and thereof. This Agreement and each such other document and instrument, when duly executed and delivered by the Purchaser, will constitute a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except to the extent limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application related to the enforcement of creditors' rights generally and (ii) general principles of equity.

       5.2 Purchaser's Ability to Perform. As of the Initial Closing, the Purchaser has the financial resources to perform fully its total obligations under this Agreement.

                 Article VI - COMPLIANCE WITH SECURITIES LAWS

       6.1 Investment Intent of the Purchaser. The Purchaser represents and warrants to the Company that it is acquiring the Securities for its own account, with no present intention of selling or otherwise distributing the same in violation of the Securities Act.

       6.2 Status of Securities. The Purchaser has been informed by the Company that the Securities have not been registered under the Securities Act or under any state securities laws and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering.

       6.3 Accredited Investor Status. The Purchaser represents and warrants to the Company that it is an "Accredited Investor" as defined in Regulation D under the Securities Act.

       6.4 Access to Information. The Purchaser has had access to management of the Company and has been able to ask questions of management related to the Company and has reviewed the Company's filings pursuant to the Exchange Act. Notwithstanding any due diligence investigations conducted by or on behalf of the Purchaser, it is understood and agreed by each of the parties hereto that the Purchaser is entitled to rely, and is relying, on the representations and warranties made by the Company herein and in the Related Documents.

       6.5 Transfer of Securities, Conversion Shares and Warrant Shares.

        (a) Securities, Conversion Shares and Warrant Shares may be transferred (i) pursuant to public offerings registered under the Securities Act, (ii) pursuant to Rule 144 of the SEC (or any similar rule then in force), (iii) to an Affiliate or member of the family of the transferor (provided that the subsequent transfer of the Securities, Conversion Shares or Warrant Shares is restricted), or (iv) subject to the conditions set forth in Section 6.5(b), any other legally available means of transfer.

        (b) In connection with any transfer of any Securities, Conversion Shares or Warrant Shares (other than a transfer described in Section 6.5(a)(i), (ii) or (iii)), the holder of such shares shall deliver written notice to the Company describing in reasonable detail the proposed transfer, together with an opinion of counsel (which, to the Company's reasonable satisfaction, is knowledgeable in securities law matters), to the effect that such transfer may be effected without registration of such shares under the Securities Act.

        (c) Until transferred pursuant to clauses (a)(i) or (ii) above or pursuant to clause (a)(i) above with an opinion of counsel pursuant to paragraph (b) above that such legend is not required, each Preferred Share, Warrant, Conversion Shares and Warrant Shares shall be imprinted with a legend substantially in the following form:

       THE SECURITIES REPRESENTED BY THIS [PREFERRED SHARE/WARRANT] WERE ORIGINALLY ISSUED ON ________, 2000 AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS [PREFERRED SHARE/WARRANT] IS SUBJECT TO THE CONDITIONS SET FORTH IN THE SECURITIES PURCHASE AGREEMENT, DATED AS OF MAY 16, 2000, BETWEEN THE ISSUER (THE "COMPANY") AND THE PURCHASER NAMED THEREIN. THE COMPANY RESERVES THE RIGHT TO REFUSE ANY TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED WITHOUT CHARGE TO THE HOLDER HEREOF UPON WRITTEN REQUEST TO THE COMPANY.


       6.6 Right of First Refusal. If, during the 18 months following the Initial Closing Date, the Company proposes to offer or sell any of its securities, whether debt or equity, the Company, at least 10 days prior to the date of any such sale, shall deliver a written notice to the Purchaser, including the terms of the sale and the Purchaser shall have the right, during such 10 day period, to elect to acquire such securities upon the same terms and subject to the same conditions as are contained in the notice. If the Purchaser does not exercise this right, the Company may sell such securities upon the terms and subject to the same conditions as are contained in the notice during the 40 days following the date of the notice. If the proposed sale is not completed during such 40 day period, the Company shall treat any subsequent sale as a new sale subject to the requirement to give notice to the Purchaser.

                      Article VII - CONDITIONS PRECEDENT

       7.1 Conditions Precedent. The obligation of the Purchaser to purchase any Securities hereunder is subject to the satisfaction of each of the following conditions precedent:

        (a) The issuance and sale of the Securities shall not contravene any law, rule or regulation applicable to, or result in any liability or obligation for, the Purchaser or the Company or any of its Subsidiaries;

        (b) The following conditions have been satisfied as of the Initial Closing Date and each Additional Closing Date,

               (i) The representations and warranties of the Company contained herein and in any Related Document and in any writing delivered pursuant hereto or thereto shall be true and correct when made and materially true and correct as of the time of the Initial Closing and each Additional Closing;

               (ii) No action, suit, investigation or proceeding shall be pending or threatened before any court or Governmental Agency to restrain, prohibit, collect damages as a result of or otherwise challenge this Agreement or any Related Document or any transaction contemplated hereby or thereby;

               (iii) All acts or covenants required hereunder to be performed by the Company prior to the Initial Closing and each Additional Closing shall have been fully performed by it; and

               (iv) No Material Adverse Change shall have occurred between the date of the Current Balance Sheet and the Initial Closing Date or Additional Closing Date and no event or occurrence shall have occurred that could have a Material Adverse Effect.

        (c) The following documents and items shall be delivered to the Purchaser at or prior to the Initial Closing and each Additional Closing:

               (i) A fully executed counterpart of this Agreement (at the Initial Closing only), fully executed certificates for the Preferred Shares (in such denominations as the Purchaser shall request) and the Warrants being delivered by the Company at the Initial Closing and at each Additional Closing.

               (ii) Certificates of a duly authorized officer of the Company dated as of each Additional Closing Date:

                       (A) Stating that the following conditions have been
               satisfied as of each Additional Closing Date:

                              (1) The representations and warranties of the
                      Company contained herein and in any writing delivered pursuant hereto were true and correct when made and are materially true and correct as of the time of each Additional Closing;

                              (2) No action,  suit,  investigation or
                      proceeding is pending or threatened before any court or Governmental Agency to restrain, prohibit, collect damages as a result of or otherwise challenge this Agreement or any Related Document or any transaction contemplated hereby or thereby;

                              (3) All acts or covenants required hereunder
                      to be performed by the Company prior to each Additional Closing have been fully performed by it; and

                              (4) No Material Adverse Change shall have
                      occurred between the date of the Current Balance Sheet and each Additional Closing Date and there shall have been no event or occurrence that could result in a Material Adverse Effect; and

                       (B) Setting forth the resolutions of the Board of
               Directors authorizing the execution and delivery of this Agreement and the Related Documents and the consummation of the transactions contemplated hereby and thereby, and certifying that such resolutions were duly adopted and have not been rescinded or amended;

               (iii) The Company shall have paid fees payable pursuant to
       Section 12.10 hereof;

               (iv) A copy of a certificate of the appropriate official(s) of the state of organization and each state of foreign qualification of the Company and each of its Subsidiaries certifying as of the date of the certificate to the existence in good standing of, and the payment of taxes by, such Person in such states;

               (v) A true and complete copy of the Certificate of Incorporation, as amended, of the Company, certified as of a date not more than six months prior to the Initial Closing Date by an appropriate official of the state of organization of each such Person, a true and complete copy of the Bylaws of the Company, certified as of the Initial Closing Date by the Secretary of the Company, and a certificate as of each Additional Closing Date by the Secretary of the Company that there has been no change to the Certificate of Incorporation or Bylaws of the Company since the Initial Closing Date; and

               (vi) Such other documents relating to the transactions contemplated hereby as the Purchaser may reasonably request.

        7.2 Closing Deliveries to the Company. The Purchaser will deliver to the Company the aggregate purchase price for the Securities to be acquired by the Purchaser, net of a 10% placement fee payable to Aspen Capital Resources, LLC.

                   Article VIII - COVENANTS OF THE COMPANY

       8.1 Restricted Actions. Without the prior written consent of the Purchaser, and for so long as any of the Preferred Shares remain outstanding, the Company shall not, and shall not permit any Subsidiary to:

        (a) become subject to any agreement or instrument which by its terms would (under any circumstances) restrict or impair the Company's right to comply with or fulfill its obligations under the terms of this Agreement or any of the Related Documents;

        (b) materially alter or change the business of the Company;

        (c) issue any stock option or warrant at less than the Fair Market Value at the time of grant;

        (d) create, incur or suffer to exist any Indebtedness, other than Indebtedness existing on the date hereof, and any extension of maturity, refinancing or modification of the terms there of provided, however, that such extension, refinancing or modification (A) is pursuant to terms that are not materially less favorable to the purchaser than the terms of the Indebtedness being extended, refinanced or modified and (B) after giving effect to the extension, refinancing or modification, such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification.

        (e) alter the rights, preferences and privileges of the Securities, the Conversion Shares or the Warrant Shares; and

        (f) grant any rights of registration under the Securities Act relating to any of its shares of Capital Stock or other securities to any Person other than pursuant to this Agreement, unless (i) the rights so granted to another Person do not limit, restrict or impair the rights of the Purchaser under this Agreement and under the Related Documents and (ii) such rights so granted to another Person do not grant priority in registration rights to such other Person over rights granted to Purchaser under this Agreement and under the Related Documents.

       8.2 Required Actions. For so long as any of the Preferred Shares remain outstanding, the Company shall, and shall cause each Subsidiary to:

        (a) cause all properties owned by the Company or any of its Subsidiaries or used or held for use in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Board of Directors may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the foregoing shall not prevent the Company from discontinuing the maintenance or operation of any of such properties if such discontinuance is, in the judgment of the management of the Company, desirable in the conduct of its business or the business of any of its Subsidiaries and is not disadvantageous in any material respect to the holders of the Securities;

        (b) preserve and keep in full force and effect the corporate existence, rights (charter and statutory), licenses and franchises of the Company and each of its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the holders of Securities;

        (c) maintain the books, accounts and records of the Company and its Subsidiaries in accordance with past custom and practice as used in the preparation of the Financial Statements except to the extent permitted or required by GAAP;

        (d) keep all of its and its Subsidiaries' properties which are of an insurable nature insured with insurers, believed by the Company in good faith to be financially sound and responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties (which may include self-insurance, if reasonable and in comparable form to that maintained by companies similarly situated);

        (e) comply with all material legal requirements and material contractual obligations applicable to the operations and business of the Company and its Subsidiaries and pay all applicable Taxes as they become due and payable;

        (f) permit representatives of any holder of the Securities and its agents (including their counsel, accountants and consultants), subject to the execution of a reasonable confidentiality agreement, to have reasonable access upon reasonable notice during business hours to the Company's books, records, facilities, key personnel, officers, directors, customers, independent accountants and legal counsel so long as such access does not violate any applicable Federal or state law or cause the loss of the attorney-client privilege;

        (g) at all times (i) file all reports (including annual reports, quarterly reports and the information, documentation and other reports) required to be filed by the Company under the Exchange Act and Sections 13 and 15 of the rules and regulations adopted by the SEC thereunder, and the Company shall use its best efforts to file each of such reports on a timely basis, and take such further action as any holder or holders of the Securities, the Conversion Shares or the Warrant Shares may reasonably request (including providing copies of such reports to the holders of the Securities, the Conversion Shares or the Warrant Shares), all to the extent required to enable such holders to sell Securities pursuant to Rule 144 adopted by the SEC under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the SEC and to enable the Company to register securities with the SEC on Form S-3 or any similar short-form registration statement and upon the filing of each such report deliver a copy thereof to each holder of the Securities, the Conversion Shares or the Warrant Shares, (ii) if the Company is no longer subject to the requirements of the Exchange Act, provide reports to the holders of the Securities, the Conversion Shares or the Warrant Shares in substantially the same form and at the same times as would be required if the Company were subject to the Exchange Act, and (iii) provide to each initial holder of the Securities, the Conversion Shares or the Warrant Shares and each other holder who has entered into a confidentiality agreement with the Company, pursuant to mutually agreeable terms, any material information distributed to the Board of Directors;

        (h) commencing not later than 120 days after the Initial Closing Date, maintain at all times a valid listing for the Common Stock on a national securities exchange, the NASDAQ Stock Market System or reporting on the NASD's OTC Bulletin Board;

        (i) maintain all material Intellectual Property Rights necessary to the conduct of its business and own or have a valid license to use all right, title and interest in and to, such material Intellectual Property Rights;

        (j) deliver Conversion Shares in accordance with the terms and conditions, and time periods, set forth in the Certificate of Designation; and

        (k) take such actions and execute, acknowledge and deliver, and cause each of the Subsidiaries to take such actions and execute, acknowledge and deliver, at its sole cost and expense such agreements, instruments or other documents as the Purchaser may reasonably require from time to time in order to (i) carry out more effectively the purposes of this Agreement and the Related Documents, (ii) maintain the validity and effectiveness of any of the Related Documents, and (iii) to better assure, convey, grant, assign, transfer and confirm unto the Purchaser the rights now or hereafter intended to be granted to the Purchaser under this Agreement or any Related Document.

       8.3 Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purposes of issuance upon conversion of the Preferred Shares and the exercise of the Warrants, such number of shares of Common Stock as are issuable upon the conversion or exercise of all Preferred Shares and all Warrants. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all Taxes, liens and charges. The Company, at its sole cost and expense, shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately transmitted by the Company upon issuance).

       8.4 Payments Free of Withholding. All payments by the Company hereunder or under the Preferred Shares or the Warrants shall be made free and clear of, and without any deduction for, any Tax imposed by any taxing jurisdiction, domestic or foreign.

                       Article IX - REGISTRATION RIGHTS

       9.1 Registration Rights. The Company, at its sole cost and expense, covenants to immediately register or qualify or cause to be registered or qualified by one or more registrations or qualifications under applicable federal and state securities laws the sale and resale by the Purchaser of
(i) all of the Conversion Shares, (ii) all of the Warrant Shares, and (iii) all of the additional shares of Common Stock issued or issuable to the Purchaser pursuant to this Agreement, if any, (the "Registrable Securities") and to maintain such registrations or qualifications effective for all periods during which any Preferred Share may be converted or any Warrants may be exercised. The Company covenants to use its best efforts to cause such registrations or qualifications to become effective as soon after filing as possible and to remain effective for all periods during which any portion of any Preferred Share may be converted or any Warrants may be exercised. The Company covenants to prepare and file with the Securities and Exchange Commission such amendments and supplements to such registrations or qualifications and the prospectus used in connection therewith as may be necessary to keep such registrations or qualifications effective and to comply with the provisions of the Securities Act of 1933, as amended, with respect to the disposition of all securities covered by such registration or qualification in accordance with the intended methods of disposition by the sellers thereof set forth in such registration or qualification.

       If such registrations or qualifications, registering all of the Registrable Securities, have not become effective on or before the date which is 120 days after the date of this Agreement or on any date thereafter cease to remain effective as provided herein, the Company hereby covenants and agrees to issue or cause to be issued to the Purchaser on such date and on every date which is 30 days or a multiple thereof after such date, until such registrations or qualifications shall become effective with respect to all of the Registrable Securities, as additional consideration for the Preferred Share and not as a penalty, additional shares of Common Stock equal in number to 5% of (i) the total number of shares of Common Stock issued or issuable upon conversion of all issued and outstanding Preferred Shares or portions thereof which are convertible by the Purchaser and (ii) the additional shares of Common Stock issued or issuable to the Purchaser pursuant to this Agreement, if any, and to cause the sale and resale of all such additional shares to be included in the registrations or qualifications described herein.

       9.2 Piggyback Registration Rights. The Company covenants that if at any time when any Preferred Share may be converted or any Warrant may be exercised the Company should file a non-underwritten registration statement or offering statement on behalf of the Company pursuant to applicable federal and state securities laws for a public offering of securities, the Company will provide written notification to the Purchaser at least 30 days but not more than 60 days prior to the filing date of such registration statement or offering statement and will register or qualify or cause to be registered or qualified, subject to the rights pursuant to which the registration or qualification is filed, at the option of the Purchaser and at the sole cost and expense of the Company, the sale and resale by the Purchaser of (i) all of the Conversion Shares, (ii) all of the Warrant Shares, and (iii) all of the additional shares of Common Stock issuable to the Purchaser pursuant to this Agreement, if any, and the Company will maintain such registration statement effective for all periods during which any Preferred Shares may be converted or any Warrants may be exercised.


                             Article X - SURVIVAL

       10.1 Survival. The representations, warranties, covenants and agreements of the parties hereto contained herein, or in any writing delivered pursuant hereto, shall survive the Initial Closing and each Additional Closing of the transactions contemplated hereby and by the Related Documents notwithstanding any due diligence investigation conducted by or on behalf of Purchaser and until such time as all of the obligations of the parties hereto have been satisfied.

                         Article XI - INDEMNIFICATION

       11.1 Indemnification. In consideration of the Purchaser's execution and delivery of this Agreement and acquiring the Securities hereunder and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Purchaser and each other holder of the Securities and each of their respective officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities, damages, and expenses (including, without limitation, costs of suit and attorneys' fees and expenses) in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought) (the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) the material breach or inaccuracy of any representation or warranty contained in this Agreement or any Related Document or any other instrument, agreement or document delivered to the Purchaser in accordance herewith or therewith, (b) the execution, delivery, performance or enforcement of this Agreement, any Related Document and any other instrument, document or agreement executed pursuant hereto or thereto by any of the Indemnitees, or (c) resulting from any material breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company herein or in any Related Document. The Company shall reimburse the Indemnitees for the Indemnified Liabilities as such Indemnified Liabilities are incurred. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.


                          Article XII - ARBITRATION

       12.1 Arbitration. Any unresolved dispute or controversy arising under or in connection with this Agreement or the Related Documents shall be settled exclusively by arbitration, conducted in accordance with the rules of the American Arbitration Association then in effect. A decision by the arbitrator or by a majority of the arbitration panel shall be final and binding. Judgement may be entered on the arbitrators' award in any court having jurisdiction. Any arbitration proceeding shall be held in Salt Lake City, Utah. Notwithstanding the foregoing, the Purchaser shall be entitled to seek injunctive or other equitable relief from any court of competent jurisdiction, without the need to resort to arbitration.

                      Article XIII - GENERAL PROVISIONS

       13.1 Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Utah without giving effect to the laws of conflict or choice of laws of the State of Utah of any other jurisdiction that would result in the application of any laws other than those of the State of Utah.

       13.2 Consent to Jurisdiction; Service of Process And Venue. Any legal action or proceeding with respect to this Agreement or any related document may be brought in the courts of the State of Utah in the County of Salt Lake or in the United States District Court for the District of Utah, and, by execution and delivery of this Agreement, the parties hereby irrevocably accept in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts.

       13.3 Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior oral or written arrangements or understandings.

       13.4 Headings. The headings of the various sections of this Agreement have been inserted for reference only and shall not be deemed to be a part of this Agreement.

       13.5 Amendment and Waiver. No amendment of any provision of this Agreement shall be effective, unless the same shall be in writing and signed by the Company and the Purchaser. Any failure of the Company to comply with any provision hereof may only be waived in writing by the Purchaser, and any failure of the Purchaser of the Securities, the Conversion Shares or the Warrant Shares to comply with any provision hereof may only be waived in writing by the Company. No such waiver shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure by any party to take any action against any breach of this Agreement or default by any other party shall constitute a waiver of such party's right to enforce any provision hereof or to take any such action.

       13.6 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

       13.7 Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, including each subsequent holder of Securities, Conversion Shares or Warrant Shares. Except as otherwise specifically provided herein, this Agreement shall not be assignable by the Company without the prior written consent of the Purchaser.

       13.8 No Third Party Beneficiaries. Except as specifically set forth or referred to herein, nothing herein is intended or shall be construed to confer upon any person or entity other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

       13.9 Notices. All notices, requests, consents and other communications provided for herein shall be in writing and shall be (i) delivered in person, (ii) transmitted by telecopy, (iii) sent by registered or certified mail, postage prepaid with return receipt requested, or (iv) sent by reputable overnight courier service, fees prepaid, to the recipient at the address or telecopy number set forth below, or such other address or telecopy number as may hereafter be designated in writing by such recipient. Notices shall be deemed given upon personal delivery, upon receipt of return receipt in the case of delivery by mail, upon acknowledgment by the receiving telecopier or one day following deposit with an overnight courier service.

        (a)    If to the Company:

               First Scientific, Inc.
               1877 West 2800 South, Suite 200
               Ogden, Utah 84401
               Telecopy: (801) 393-8704
               Attention: Randall L. Hales

        (b)    If to the Purchaser:

               Aspen Capital Resources, LLC
               8989 South Schofield Circle
               Sandy, Utah 84093
               Telecopy: (801) 501-9882
               Attention: Joe K. Johnson


       13.10 Purchaser Fees and Expenses.

        (a) The Company shall pay a placement fee to Aspen Capital Resources, LLC equal to 10% of the aggregate principal amount of Preferred Shares issued pursuant to this Agreement, payable upon issuance of each Preferred Share.

        (b) The Company shall reimburse or pay, on demand, to or on behalf of the Purchaser (i) the reasonable fees and expenses of counsel(s) to the Purchaser incurred in connection with the documentation, negotiation and consummation of the transactions contemplated by this Agreement and the Related Documents and (ii) reasonable due diligence expenses incurred by the Purchaser, limited to $5,000.00 in connection with the Initial Closing. The Company shall reimburse or pay, on demand, to or on behalf of the Purchaser the reasonable fees and expenses of counsel(s) to the Purchaser incurred in connection with any Additional Closing and any future amendment or waiver to this Agreement or any of the Related Documents. The Company shall reimburse or pay, on demand, to or on behalf of the Purchaser the costs and expenses, including reasonable fees and expenses of counsel(s) to the Purchaser, incurred by the Purchaser in connection with the enforcement, whether with or without suit, of this Agreement and any of the Related Documents.

        (c) The Company also agrees to pay or cause to be paid, on demand, and to save the Purchaser harmless against liability for the payment of all reasonable out-of-pocket expenses incurred by the Company from time to time arising from or relating to: (i) the preservation and protection of any of the Company's rights under this Agreement or the Related Documents, (ii) the defense of any claim or action asserted or brought against the Purchaser by any Person that arises from or relates to this Agreement, any Related Document, the Purchaser's claims against the Company, or any and all matters in connection therewith, (iii) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any Related Document, (iv) the filing of any petition, complaint, answer, motion or other pleading by the Purchaser in connection with this Agreement or any Related Document, (v) any attempt to collect from the Company, or (vi) the receipt of any advice with respect to any of the foregoing. Without limitation of the foregoing or any other provision of any Related Document: (A) the Company agrees to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Purchaser to be payable in connection with this Agreement or any Related Document, and the Company agrees to save the Purchaser harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, and
(B) if the Company fails to perform any covenant or agreement contained herein or in any Related Document, the Purchaser may itself perform or cause performance of such covenant or agreement, and the expenses of the Purchaser incurred in connection therewith shall be reimbursed on demand by the Company.

        13.11 Remedies Cumulative. Except as otherwise provided herein, the remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any other remedies against any other party hereto.

       13.12 Timeliness. The parties agree that time is of the essence for the performance of each and every covenant and the satisfaction of each and every condition contained in the Preferred Share.

       13.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.

       IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Agreement as of the date first above written.


       The Company:                  FIRST SCIENTIFIC, INC.


                                     By: /s/ Randall L. Hales
                                     ---------------------------------------
                                     Randall L. Hales, President and
                                     Chief Executive Officer


                                     By: /s/ Gordon M. Davis
                                     -----------------------------------------
                                     Gordon M. Davis, Vice President, Chief
                                     Financial Officer and Corporate Secretary

       The Purchaser:                ASPEN CAPITAL RESOURCES, LLC


                                     By: /s/ Joe K. Johnson
                                     -----------------------------------------
                                     Joe K. Johnson, Manager

                             SCHEDULE 4.1

                             SUBSIDIARIES


1.   First Scientific Corp. -  wholly owned subsidiary of First
     Scientific, Inc.

2.   Flexpoint Sensor Systems Inc.- Own 38,857 shares.

3. Note: Puresoft Solutions, LLC - the Company has an agreement to acquire eighty percent (80%) of the outstanding company interest of Puresoft Solutions, LLC, a New Hampshire limited liability company. The closing is scheduled for June 15, 2000. The agreement also provides for the Company to acquire the remaining twenty percent (20%) of the outstanding interests over the next two years.

                             SCHEDULE 4.2

                        EXISTING INDEBTEDNESS


CAPITAL LEASES FOR EQUIPMENT (ALL PAYMENTS ARE CURRENT)

     Lessor                       Lease Number
     -----------                  --------------
     GE Capital                    326821001
     USA Capital                   30133
     IOS Capital                   444029-91568MC
     Patriot Commercial Leasing    17871001


     Robertson Systems computer and telephone system : these systems are in the process of installation, upon completion of which First Scientific will be billed (intend to lease).

                             SCHEDULE 4.3

                            CAPITALIZATION


OUTSTANDING OPTIONS (SEE SEC FILINGS FOR DETAILS)

Name                                        Number of Options
                                            -----------------
Jerral Pulley                                    1,000,000
Peter Sundwall                                      50,000
                                                 ---------
     OPTIONS GRANTED OUTSIDE STOCK OPTION PLAN   1,050,000
                                                 =========
Randall Hales                                      500,000
Douglas Warren                                     220,000
Gordon Davis                                       210,000
Reed Tanner                                        110,000
Brent Reddekopp                                    100,000
Daniel Rucker                                       55,000
Mark Faerber                                        45,000
Dan Jorgensen                                       35,000
Gary Crittenden                                     35,000
Todd Heiner                                         35,000
Frank Cereska                                       35,000
David Willich, Frank Willich, Gene Dubois           87,534
                                                 ---------
     OPTIONS GRANTED UNDER THE STOCK OPTION PLAN 1,467,534
                                                 =========
TOTAL OPTIONS GRANTED                            2,517,534


STOCK WARRANTS PER PRIVATE PLACEMENT MEMORANDUM

Name                                      Number of Warrants
                                          ------------------
Jason Dzubak                                        19,167
Monte K Shelley                                     30,000
James S Rosenvall                                   33,500
Todd Heiner                                        166,667
Robert W & Diana Bachman                             8,500
                                                 ---------
     TOTAL STOCK WARRANTS                          257,834
                                                 =========

                           SCHEDULE 4.6(A)

                      ABSENCE OF CERTAIN CHANGES


NONE

                           SCHEDULE 4.6(C)

                          PLACES OF BUSINESS


LOCATIONS FOR FIRST SCIENTIFIC, INC. AND FIRST SCIENTIFIC CORP.:

Corporate offices
1877 W 2800 S Ste. 200
Ogden, Utah 84401

Testing / Warehousing
1877 W Midland Drive
Ogden, Utah 84401

Testing Laboratory
5th Floor
Science Building
Weber State University Campus
Ogden, Utah

LOCATIONS FOR PURESOFT SOLUTIONS:

Puresoft Solutions, LLC
135 Market Street
Portsmouth NH 03801



First Scientific, Inc. CEO: Randall L. Hales
First Scientific Corp. CEO: Randall L. Hales
Puresoft Solutions CEO: David Wilich

                             SCHEDULE 4.7

                              LITIGATION


     An individual asserted a claim against the Company under the terms of an agreement in principal in 1991, which purported to promise shares of Linco common stock if certain conditions were met by the individual in representing the Company to potential customers. First Scientific's management maintains that the 1991 agreement is no longer valid because the conditions were not met within a reasonable time and because of the individual's failure to fulfill other material terms of the 1991 agreement. The Linco founders and Company filed an action for declaratory judgement that the individual has no entitlement against the Company. The individual responded and filed a counter claim that he had "fully performed" under the 1991 agreement. The action is now only in the discovery phase. Management believes this claim should not ultimately result in any potential liability to the Company based on sufficient defenses and further on an indemnification agreement it has with the Linco founders.

                            SCHEDULE 4.13

                            OWNED PROPERTY


NONE

                            SCHEDULE 4.16

                        INTELLECTUAL PROPERTY


PATENTS PENDING:

       Antimicrobial handwash, soap, first aid antiseptic formulation. Dimethicone rash prevention, healing & treatment formulation.

TRADEMARKS:

       First Scientific:     Applied for
       ProCleanse:           Applied for
       MicrobNZ:             Applied for
       Fresh Cleanse(TM)

                            SCHEDULE 4.18

                     TRANSACTIONS WITH AFFILIATES


AGREEMENTS:

--     Edward Walker : Consulting agreement covers Director of
       Research.

--     Jerral Pulley: Consulting agreement covers general business.

--     Douglas Warren: Consulting agreement covers general business.

                            SCHEDULE 4.19

                                TAXES


1999 Extension filed for both Federal and State income tax returns.

                            SCHEDULE 4.20

                           OTHER INVESTORS


5% OR MORE SHAREHOLDERS AS REPORTED IN THE 10K DATED 12/31/1999:

Name                     Number of Shares             Percent
------------            -------------------          ---------

Edward Walker                5,434,170                 25.5%
Darrell Saunders             2,191,450                 10.3%
Douglas Warren               2,086,118                  9.8%
Charles Crittenden           1,991,452                  9.4%

                            SCHEDULE 4.25

                         REGISTRATION RIGHTS


NONE